UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2016, Robert J. Fitzpatrick informed the Board of Directors of the Company (the “Board”) that he would be stepping down as a Director of the Company, effective December 5, 2016 to focus on his role at Institutional Mortgage Capital Canada, Inc.

Also on December 5, 2016, the Board appointed Rochelle R. Dobbs as a Director of the Company to fill the vacancy created by Mr. Fitzpatrick’s departure. Ms. Dobbs has been appointed to serve as a member of each of the Audit Committee and the Nomination/Governance Committee. William P. Wall, a current Director and member of the Audit Committee, has been appointed as Chair of the Audit Committee effective with the departure of Mr. Fitzpatrick, and Michael A. Eruzione, a current Director, has been appointed to serve as a member of the Compensation Committee and has ceased service as a member of the Nomination/Governance Committee.

Ms. Dobbs has over 26 years of commercial real estate finance experience. Since 2010, Ms. Dobbs has served as President of R Dobbs Partners LLC, a New York-based consulting firm focused on commercial real estate transactions including debt restructures, distressed debt purchases, and debt/equity originations. From 2000 to 2010, Ms. Dobbs was a Managing Director and Head of Real Estate Structured Finance (US) and Head of CMBS Capital Markets at Banc of America Merrill Lynch (“BAML”), a leading financial institution. At BAML, Ms. Dobbs was involved in the building of origination and servicing platforms designed to deliver a wide range of products and services to public and private clients in the commercial real estate industry. Prior to joining BAML, from 1995 to 2000, Ms. Dobbs was a Managing Director and Head of Loan Origination at Chase Manhattan Bank (“Chase”) where she managed a nationwide origination group for Chase’s newly created commercial mortgage backed security business. Ms. Dobbs was a member and served on the Board of Governors of Commercial Mortgage Securities Association. Ms. Dobbs holds a Bachelor of Arts - Economics from New York University in New York City.

There are no arrangements or understandings between Ms. Dobbs and any other person pursuant to which Ms. Dobbs was selected as a Director of the Company, nor are there any family relationships between Ms. Dobbs and any of the Company’s Directors or executive officers. There are no transactions between Ms. Dobbs and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation
December 9, 2016	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer